SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

          August 22, 2018

Date of Report (date of earliest event reported)

BIOMERICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8765	95-2645573
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17571 Von Karman Ave. Irvine, California 92614
(Address of Principal Executive Offices Including Zip Code)

949-645-2111
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address if Changed Since Last Report)

Item 8.01.        Other Events.

On August 22, 2018, the Company was informed that the Korean Intellectual Property Office (KIPO) issued a Certificate of Patent covering Biomerica’s compositions, devices and methods of IBS sensitivity testing (entitled “COMPOSITIONS, DEVICES, AND METHODS OF IBS SENSIVITY TESTING”). The patent specifically applies to Biomerica’s InFoods® IBS product, which is currently in a clinical study in the U.S.  This patent is the first for the InFoods® patent portfolio, providing patent protection for InFoods® IBS in Korea until November 13, 2035.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biomerica, Inc.

Dated: August 27, 2018	By:	/s/ Zackary S. Irani
Zackary S. Irani Chief Executive Officer

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